Investor Contact:

Media Contact:

Emma Jo Kauffman

Tawn Earnest

(615) 855-5525

(615) 855-5209

DOLLAR GENERAL TO PRESENT AT MERRILL LYNCH CONFERENCE

GOODLETTSVILLE, Tenn. – March 17, 2005 – Dollar General Corporation (NYSE: DG) will make a presentation to the investment community at the 2005 Merrill Lynch Retailing Leaders and Household Products and Cosmetics Conference on Wednesday, March 23, 2005, beginning at 12:00 p.m. EST.  A webcast of this presentation and supporting slides can be accessed live at 12:00 p.m. EST through the Company’s Web site at www.dollargeneral.com, in the “Investing” section at “Conference calls and Investor events.” The webcast will be available through April 6, 2005.

About Dollar General

Dollar General is a Fortune 500® discount retailer with 7,453 neighborhood stores as of February 25, 2005.  Dollar General stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices.  The Company store support center is located in Goodlettsville, Tennessee. Dollar General’s Web site can be reached at www.dollargeneral.com.

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